Exhibit 3-B

The Table of Contents and Article V, Section 1 of Article VII and Section 3 of Article X of the By-Laws adopted by the Board of Directors on May 10, 2005, were further amended on September 14, 2006, to read in their entirety as follows (language deleted is shown as ~~strikethrough~~ and language added is underlined):

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ARTICLE V

OFFICERS

Section 1. Officers.

The officers of the Company shall be an Executive Chairman of the Board of Directors, who shall be chosen from among the directors, a President, and may also include one or more Vice Chairmen of the Company, one or more Executive Vice Presidents, one or more Group Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer, a Controller and a Secretary, each of whom shall be elected by the Board of Directors to hold office until his or her successor shall have been chosen and shall have qualified. The Board of Directors may elect or appoint one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as it may deem necessary, or desirable, each of whom shall have such authority, shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office.

Section 2. Executive Chairman of the Board of Directors

Subject to the provisions of these By-Laws, the Executive Chairman of the Board of Directors shall have all powers commonly incident to such position or which are or from time to time may be delegated to him or her by the Board of Directors, or which are or may at any time be authorized or required by law.

  Section 3. ~~Chairman of the Board of Directors and~~ Chief Executive Officer.

~~The Chairman of the Board of Directors shall be the Chief Executive Officer of the Company.~~ Subject to the provisions of these By-Laws and to the direction of the Board of Directors and the Executive Chairman of the Board of Directors, ~~he or she~~ the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Company and shall perform all other duties and exercise all other powers commonly incident to the position of Chief Executive Officer or which are or from time to time may be delegated to him or her by the Executive Chairman of the Board of Directors or by the Board of Directors, or which are or may at any time be authorized or required by law. He or she may redelegate from time to time and to the full extent permitted by law, in writing, to officers or employees of the Company any or all of such duties and powers, and any such redelegation may be either general or specific. Whenever he or she so shall delegate any of his or her authority, he or she shall file a copy of the redelegation with the Secretary of the Company.

Section ~~3~~4. President ~~and Chief Operating Officer~~.

There shall be a President ~~and a Chief Operating Officer~~ of the Company. Subject to the provisions of these By-Laws and to the direction of the Board of Directors, the Executive Chairman of the Board of Directors and of the Chief Executive Officer, ~~each of them~~ he or she shall have such powers and shall perform such duties as from time to time may be delegated to ~~them~~ him or her by the Board of Directors, the Executive Chairman of the Board of Directors or by the Chief Executive Officer, or which are or may at any time be authorized or required by law. ~~In the absence or disability of the Chairman of the Board of Directors, or in the event of, and during the period of, a vacancy in such office, the President shall be the Chief Executive Officer.~~

Section ~~4~~5. Vice Chairmen of the Company, Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents and Vice Presidents.

Each of the Vice Chairmen of the Company, each of the Executive Vice Presidents, each of the Group Vice Presidents, each of the Senior Vice Presidents and each of the other Vice Presidents shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, by the Executive Chairman of the Board of Directors or by the President.

In addition, the Board of Directors shall designate one of the Vice Chairmen of the Company, Executive Vice Presidents, Group Vice Presidents, Senior Vice Presidents or Vice Presidents as the Chief Financial Officer, who, among his or her other powers and duties, shall provide and maintain, subject to the direction of the Board of Directors and the Finance Committee, financial and accounting controls over the business and affairs of the Company. Such office shall maintain, among others, adequate records of the assets, liabilities and financial transactions of the Company, and shall direct the preparation of financial statements, reports and analyses. The Chief Financial Officer shall perform such other duties and exercise such other powers as are incident to such functions, subject to the control of the Board of Directors.

Section ~~5~~6. Treasurer and Assistant Treasurer.

The Treasurer, subject to the direction of the Board of Directors, shall have the care and custody of all funds and securities which may come into his or her hands. When necessary or proper he or she shall endorse on behalf of the Company, for collection, checks, notes and other obligations, and shall deposit all funds of the Company in such banks or other depositaries as may be designated by the Board of Directors or by such officers or employees as may be authorized by the Board of Directors so to designate. He or she shall perform all acts incident to the office of Treasurer, subject to the control of the Board of Directors. He or she may be required to give a bond for the faithful discharge of his or her duties, in such sum and upon such conditions as the Board of Directors may require.

At the request of the Treasurer, any Assistant Treasurer, in the case of the absence or inability to act of the Treasurer, temporarily may act in his or her place. In the case of the death of the Treasurer, or in the case of his or her absence or inability to act without having designated an Assistant Treasurer to act temporarily in his or her place, the Assistant Treasurer so to perform the duties of the Treasurer shall be designated by the Executive Chairman of the Board of Directors, the President, a Vice Chairman of the Company or an Executive Vice President.

Section ~~6~~7. Secretary and Assistant Secretary.

The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of meetings of the committees, and shall be responsible for the custody of all such minutes. Subject to the direction of the Board of Directors, the Secretary shall have custody of the stock ledgers and documents of the Company. He or she shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized. He or she shall give notice of meetings and, subject to the direction of the Board of Directors, shall perform all other duties and enjoy all other powers commonly incident to his or her office.

At the request of the Secretary, any Assistant Secretary, in the case of the absence or inability to act of the Secretary, temporarily may act in his or her place. In the case of the death of the Secretary, or in the case of his or her absence or inability to act without having designated an Assistant Secretary to act temporarily in his or her place, the Assistant Secretary or other person so to perform the duties of the Secretary shall be designated by the Executive Chairman of the Board of Directors, the President, a Vice Chairman of the Company or an Executive Vice President.

Section ~~7~~8. General Counsel.

The Company may have a General Counsel who shall be appointed by the Board of Directors and who shall have general supervision of all matters of a legal nature concerning the Company.

Section ~~8~~9. Controller.

The Controller shall have such powers and shall perform such duties as may be delegated to him or her by the Board of Directors, the Executive Chairman of the Board of Directors, the President, or the appropriate Vice Chairman of the Company, Executive Vice President, Group Vice President, Senior Vice President or Vice President.

Section ~~9~~10. Salaries.

Salaries of officers, agents or employees shall be fixed from time to time by the Board of Directors or by such committee or committees, or person or persons, if any, to whom such power shall have been delegated by the Board of Directors. An employment contract, whether with an officer, agent or employee, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder; and such contract, if so approved or authorized, shall be valid and binding upon the Company in accordance with the terms thereof, provided that this provision shall not limit or restrict in any way the right of the Company at any time to remove from office, discharge or terminate the employment of any such officer, agent or employee prior to the expiration of the term of employment under any such contract, except that the Company shall not thereby be relieved of any continuing liability for salary or other compensation provided for in such contract.

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ARTICLE VII

CAPITAL STOCK-DIVIDENDS-SEAL

Section 1. Certificates of Shares; Uncertificated Shares

The shares of capital stock of the Company shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Company. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request every holder of uncertificated shares, shall be entitled to have a certificate in such form, not inconsistent with the Certificate of Incorporation, as amended, as shall be approved by the Board of Directors. The certificates shall be signed by the Executive Chairman of the Board of Directors, the President, a Vice Chairman of the Company, an Executive Vice President, a Group Vice President, a Senior Vice President or a Vice President, and also by the

Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. Any and all signatures may be facsimiles.

All certificates shall bear the name of the person owning the shares represented thereby, shall state the number of shares represented by such certificate and the date of issue; and such information shall be entered in the Company’s original stock ledger.

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ARTICLE X

MISCELLANEOUS

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Section 3. Voting upon Stocks.

The Board of Directors (whose authorization in this connection shall be necessary in all cases) may from time to time appoint an attorney or attorneys or agent or agents of the Company, or may at any time or from time to time authorize the Executive Chairman of the Board of Directors, the President, any Vice Chairman of the Company, any Executive Vice President, any Group Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary to appoint an attorney or attorneys or agent or agents of the Company, in the name and on behalf of the Company, to cast the votes which the Company may be entitled to cast as a stockholder or otherwise in any other corporation or association, any of the stock or securities of which may be held by the Company, at meetings of the holders of the stock or other securities of such other corporation or association, or to consent in writing to any action by any such other corporation or association, and the Board of Directors or any aforesaid officer so authorized may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and the Board of Directors or any aforesaid officer so authorized may from time to time authorize the execution and delivery, on behalf of the Company and under its corporate seal, or otherwise, of such written proxies, consents, waivers or other instruments as may be deemed necessary or proper in the premises.